Exhibit 23.2


                         Consent of Independent Auditors


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70082, 333-83620, 333-106606, 333-110890) and
on Form S-8 (Nos. 333-39772, 333-67758) of MFA Mortgage Investments, Inc., of our report dated February 3, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
February 4, 2004